SCHEDULE 14C

(Rule 14c-101)

INFORMATION REQUIRED IN INFORMATION STATEMENT

SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c)

of the Securities Exchange Act of 1934

(Amendment No. 0)

[X] Preliminary Information Statement

[   ] Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))

[   ] Definitive Information Statement

REGAL ONE CORPORATION

(Name of Registrant as Specified in Charter)

Payment of Filing Fee (Check the appropriate box):

[ ] $125 per Exchange Act Rules 0-11(c)(1)(ii), 14c-5(g).

[ ] Fee computed on table below per Exchange Act Rules 14c-5(g)

and 0-11.

          (1) Title of each class of securities to which transaction applies:

          (2) Aggregate number of securities to which transaction applies:

          (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

          (4) Proposed maximum aggregate value of transaction:

          (5) Total fee paid:

[ ] Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by

Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

          (1) Amount Previously Paid:

          (2) Form, Schedule or Registration Statement No.:

          (3) Filing Party:

          (4) Date Filed:

Item 1. Information Required by Items of Schedule 14A.

     14A Item 1. Date, time and place information.

     (a) The date of the consent to action reported in this Information Statement was February 1, 2008. The mailing address for purposes of communicating with the Company is 11300 West Olympic Blvd., Suite 800, Los Angeles, California 90064.

     (b) This Information Statement will be mailed to security holders on or after February 18, 2008.

     (c) Inapplicable to Information Statement.

     14A Item 2. Revocability of Proxy

            Inapplicable to Information Statement.

     14A Item 3. Dissenters' Right of Appraisal

            None.

     14A Item 4. Persons Making the Solicitation

            Inapplicable to Information Statement.

     14A Item 5. Interest of Certain Persons in Matters to Be Acted Upon

            Inapplicable to Information Statement .

     14A Item 6. Voting Securities and Principal Holders Thereof

     (a) The number of shares outstanding and eligible to vote or have voted in this matter are: 3,633,067 shares of common stock and 100,000 shares of Preferred Stock (Each Preferred Share is entitled to 100 shares of common stock).  Therefore, of a total of 13,633,067 votes entitled to be cast as of February 4, 2009, 7,170,783 (52.6%) voted in favor of the proposals.

     (b) The record date for security holders voting on this proposal was February 4, 2009.

     (c)-(e) Inapplicable

    14A Items 7 through 10.

DIRECTORS AND NOMINEES FOR DIRECTOR

The Company's Bylaws currently provide for a Board of Directors of not less than three (3) nor more than nine (9) members. The Company's Board currently has five (5) members.

The term of office of each person elected as a Director will continue for the applicable term of such Director's class, or until his successor has been duly elected and qualified.

The following table indicates the name of each nominee/director, the Director's class, and certain information regarding each nominee, including their age, principal occupation or employment, and the year in which each nominee first became a Director of the Company, if such person has previously served on the Company's Board of Directors.

Name of Nominee	Age	Current Position/Office	Position Held Since

Charles J. Newman	63	Chairman of the Board, CEO, CFO, Director	2008

Dr. Malcom Currie	81	Director	1995

Lisa Du Boise	50	Director

Bernard L. Brobkorb	67	Director

CHARLES J. NEWMAN, DIRECTOR (CHAIRMAN), CHIEF EXECUTIVE OFFICER, CHIEF FINANCIAL OFFICER

Charles J. Newman, 63, is a private investor with corporate management experience.  From 1982 to the present, Mr. Newman has been serving as Chief Executive Officer of NCJ Corporation.  From 1985 to the present, Mr. Newman has been serving as the Chief Executive Officer of Mid America Venture Capital Fund, Inc.  From 1988 to the present, he has been serving as Chief Financial Officer of Lincoln Loan & Finance Corp., National Acceptance Corporation and Ambassador Finance Co., Inc.  Mr. Newman has also been serving as the Chief Executive Officer for those three entities since 2005.  From 1993 to the present, Mr. Newman has also been serving as President and Director of Mid America Capital Corp.  From 2004 to the present, Mr. Newman has been serving as Chief Financial Officer of Viurx Pharmaceuticals, Inc.  From 2005 to the present, Mr. Newman has been serving as President and Director of Cardiovas Corporation and, from 1999 to the present, he has served in those same capacities for Porchester Gardens, Ltd.

DR. MALCOM CURRIE, DIRECTOR

Dr. Malcolm Currie, 81, was appointed as Chairman of the Board of Directors in 1995 and CEO of the Company in August 2001 and has served in those capacities until 2008.  In 2008, Dr. Currie resigned from his previous positions in the Company as Chairman of the Board of Directors, CEO, and Secretary, but remained as a director.   From 1969 to 1973, Dr. Currie was the Undersecretary of Research and Engineering for the Office of Defense. From 1973 to 1977, Dr. Currie was President of the Missile Systems Group for Hughes Aircraft Corporation. From 1977 to 1988, Dr. Currie started as Executive Vice President and eventually became Chief Executive Officer and Chairman of the Board of Hughes Aircraft Corporation. From 1992 to present, Dr. Currie has been Chairman Emeritus of Hughes Aircraft Corporation. Dr. Currie is also on the Board of Directors of LSI Logic, Enova Systems, and Innovative Micro Technologies. Dr. Currie obtained a graduate MBA from the University of California, Berkeley, and a PhD in Engineering and Physics at the University of California, Berkeley. Dr. Currie is the father-in-law of our President and Chief Operating Officer Richard Hull.

LISA DU BOISE, DIRECTOR

An international investor, investment banker, entrepreneur, and business strategist and advisor, Ms. Du Boise, 50, has worked with companies in a variety of sectors, to restructure, finance, build management, and ultimately transition their securities into the public markets. From 1994 to the present, Ms. Du Boise has provided business consulting services, most recently through her company, Empresario, Inc.

From 1994 to the present, Ms. Du Boise has been the partner of Chavit Singson, the longtime Governor of the Philippine province of Illocos Sur and the current Deputy National Security Advisor for the Philippines (http://en.wikipedia.org/wiki/Luis_Singson). These projects have ranged from gaming to terrestrial and wireless telecommunications, from aviation to commodities and banking. Ms. Du Boise is currently facilitating the repatriation of funds to the Philippines that will be utilized to finance large-scale infrastructure projects throughout the provinces.

In 2007, Ms. Du Boise founded Pristine Stem Cells, Inc., a company that owns a proprietary, patent pending technology that will enable autologous regenerative stem cell procedures with the most pristine of our body’s stem cells to insure optimal safety and efficacy.

Ms. Du Boise is the Interim President and CFO of Pristine Stem Cells and a member of their Board of Directors. Ms. Du Boise is the Founder, Chairman of the Board and CEO of Consolidated Stem Cells, Inc., a company that is developing regenerative medical clinics around the world, commencing in the Philippines and the Bahamas.

BERNARD L. BRODKORB, DIRECTOR

Mr. Brodkorb, 67, has served on the board of directors of ISA Internationale Inc., a public company, for over eleven years.  He has served as Chairman of the Board of Directors, President, Chief Executive Officer, and Chief Financial Officer from February 2001 to present. Mr. Brodkorb is an independent practicing licensed Certified Public Accountant (CPA) within the State of Minnesota for many years, and has extensive experience in financial and accounting matters relating to both private and public companies, including auditing, financial consulting and advising on corporate taxation. He is a member of the Minnesota Society of Certified Public Accountants and the American Institute of Certified Public Accountants.

BOARD AND COMMITTEE MEETINGS

During the Company's fiscal year ending December 31, 2008, the Board of Directors held a total of two (2) meetings and approved two (2) Actions by Written Consent. During that time, no incumbent Director attended fewer than 100% of the aggregate of the total number of meetings of the Board of Directors (held during the period for which he has been a Director).

There are currently no committees of the Board of Directors as the Company does not have sufficient members on the Board that would be classified as independent members. Management is committed to finding additional appropriate knowledgeable independent Board members to assist in the growth of the Company and sit on various board committees. Prior to the establishment of an Audit and Compensation Committee, the entire Board of Directors will perform the functions to be assigned to this committee.

EXECUTIVE COMPENSATION

Summary Compensation Table

The following table sets forth information for our last three most recent completed fiscal years concerning the compensation of (i) the Principal Executive Officer and (ii) all other executive officers of Regal One Corporation who earned over $100,000 in salary and bonus during the last three most recently completed fiscal years ended December 31, 2007, 2006 and 2005 (together the “Named Executive Officers”).

Name and principal position (a)	Year (b)	Salary ($) (c)	Bonus ($) (d)	Stock Awards ($) (e)	Option Award ($) (f)		Non-equity Incentive Plan com-pensation ($) (g)	Non-qualified deferred com- pensation earning ($) (h)	All other com- pensation ($) (i)	Total ($) (j)
Dr. Malcolm Currie	2006	-	-	-	-		-	-	-	-
Chief Executive & Financial	2005	-	-	-	-		-	-	-	-
Officer (Principal Executive & Financial Officer)	2004	-	-	-	-		-	-	-	-

Dr. Richard Hull	2007
Chief Operating Officer	2006	$45,000			$168,608	(1)				$213,608
/ President	2005	-	-	-	-		-	-	-	-

1. On March 10, 2006, we granted Mr. Hull an option to purchase 500,000 common shares. The option vested over two years upon the occurrence of certain events and has an exercise price of $0.50 per common share. As we are considered an investment company, the issuance of the option requires the majority approval of our board of directors and shareholders. As of the date hereof, no such approvals have occurred. Notwithstanding, we have disclosed the option and the grant as we anticipate such approvals will be forthcoming.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

The following table provides information concerning unexercised options; stocks that have not vested; and equity incentives and awards for each Named Executive Officer outstanding as of the end of the last completed fiscal year.

Name (a)	Number of securities underlying unexercised options (#) exercisable (b)	Number of securities underlying unexercised options (#) unexercisable (c)	Equity incentive plan awards: Number of securities underlying unexercised unearned options (#) (d)	Option exercise price ($) (e)	Option expiration date (f)	Number of shares or units of stock that have not vested (#) (g)	Market value of shares of units of stock that have not vested ($) (h)	Equity incentive plan award: Number of un-earned shares, units or other rights that have not vested (#) (i)	Equity incentive plan awards: Market or payout value of unearned shares, units or other rights that have not vested ($) (j)

Dr. Richard Hull	150,000*	350,000*		$.50*	3/7/16*

*

Pursuant to Mr. Hull’s employment agreement, two of the vesting conditions have already occurred. Notwithstanding, as we are considered an investment company, the issuance of the option requires the majority approval of our board of directors and shareholders. As of the date hereof, no such approvals have occurred. Notwithstanding, we have disclosed the option and the grant as we anticipate such approvals will be forthcoming and as a result of the occurrence of a vesting condition.

SUMMARY NON-EMPLOYEE DIRECTOR COMPENSATION TABLE

The following table summarizes the compensation for our non-employee board of directors for the fiscal year ended December 31, 2007:

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)
Carl Perry						$28,348[1]	$28,348
Neil Williams						$28,348[1]	$28,348

1.	Represents the value as of 12/31/07 of 10,000 Neuralstem shares issued for services rendered as a Director for 2007

COMPLIANCE WITH SECTION 16(a) OF THE EXCHANGE ACT

Section 16(a) of the Exchange Act ("Section 16(a)") requires the Company's Officers and Directors, and persons who own more than ten percent of a registered class of the Company's equity securities, to file reports of ownership on Form 3 and changes in ownership on Form 4 or Form 5 with the Securities and Exchange Commission (the "SEC"). Such Officers, Directors and ten percent shareholders are also required by SEC rules to furnish the Company with copies of all such forms that they file.

          EMPLOYMENT AGREEMENTS

No new employment agreements were entered into in Fiscal 2008.

TRANSACTIONS AND BUSINESS RELATIONSHIPS WITH

MANAGEMENT AND PRINCIPAL SHAREHOLDERS

The Board has adopted a policy relating to the approval of transactions with related persons that are required to be disclosed in statements by SEC regulations, which are commonly referred to as “Related Person Transactions.” A “related person” is defined under the applicable SEC regulation and includes our directors, executive officers and 5% or more beneficial owners of our common stock. The Board administers the procedures with regards to related person transactions. Approval of a related person transaction requires the affirmative vote of the majority of disinterested directors. In approving any related person transaction, the disinterested directors must determine that the transaction is fair and reasonable to the Company.

The total due to stockholders and officers that represent advances and compensation which are non-interest bearing, unsecured and payable on demand was $0 at September 30, 2008.  Furthermore, there are no amounts due to stockholders and officers and note payable to officer as of September 30, 2008.

DESCRIPTION OF SECURITIES

The following description of our capital stock is a summary and is qualified in its entirety by the provisions of our Articles of Incorporation, with amendments, all of which have been filed as exhibits to our registration statement of which this prospectus is a part.  The material terms of such exhibits are disclosed herein.

Dividend Policy

Holders of Class B stock are entitled to dividends when, as, and if declared by the Board of Directors, out of funds legally available therefore. We have never declared cash dividends on its common stock and our Board of Directors does not anticipate paying cash dividends in the foreseeable future as it intends to retain future earnings to finance the growth of our businesses. There are no restrictions in our articles of incorporation or bylaws that restrict us from declaring dividends.

Holders of Class B stock will not have any rights superior to the rights of the holders of the Company's common stock.  Holders of Class B stock are entitled to one hundred votes per share on all matters on which holders of common stock may vote on at all shareholder meetings.

Conversion Rights

Holders of Class B stock have the right to convert each share of Class B stock in exchange for one hundred shares of common stock.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION

AND RESULTS OF OPERATIONS

FOR THE FISCAL YEAR ENDED DECEMBER 31, 2007

The following information should be read in conjunction with the financial statements and notes thereto appearing elsewhere in the Company's Form 10-K for the year ended December 31, 2007, as filed with the SEC.

Overview

We are a financial services company which coaches and assists biomedical companies through the use of our network of professionals in listing their securities on over the counter or national exchanges. Typically these services are provided to early stage biomedical companies who can benefit from our network of professionals and other partners. As a result of our clients’ early stage of development, they typically have limited resources and compensate us for our services in capital stock. Accordingly, although our primary business is to provide consulting services and not to be engaged, directly or through wholly-owned subsidiaries, in the business of investing, reinvesting, owning, holding or trading in securities, we may nonetheless be considered an investment company as that term is defined in the Investment Company Act of 1940 (1940 Act). In order to lessen the regulatory restrictions associated with the requirements of the 1940 Act, on June 16, 2005 we elected to be treated as a Business Development Company (BDC) in accordance with sections 55 through 65 of the 1940 Act.

Managerial Assistance

As a business development company we will offer and provide upon request managerial assistance to certain of our portfolio companies.  As defined under the 1940 Act, managerial assistance means providing “significant guidance and counsel concerning the management, operations, or business objectives and policies of a portfolio company.”

Financial Condition Overview

The Company's total assets were $3,737,770 and its net assets were $2,424,900 at December 31, 2007, compared to $2,744,472 and $1,003,495, respectively, at December 31, 2006.

The changes in total assets during the twelve months ended December 31, 2007 were primarily attributable to an increase in unrealized appreciation of our portfolio investment value of $1,693,926. The Company's unrealized appreciation (depreciation) varies significantly from period to period as a result of the wide fluctuations in value of the Company's portfolio securities. For example, the Company suffered an unrealized loss of $145,000 on its holdings of SuperOxide Health Sciences for the twelve months ended December 31, 2006 as a result of a decline in the value of the portfolio shares from $145,000 to $0 during such time period. By contrast, the Company incurred an unrealized gain as a result of the Securities and Exchange Commission declaring Neuralstem, Inc’s registration statement effective on August 30, 2006. Prior to being declared effective, the Company was at risk of potentially forfeiting up to 1,000,000 Neuralstem shares and the shares it did own were greatly diminished in value as a result of no public market for such shares. This resulted in an increase in the value of the Neuralstem, Inc. shares to $2,741,430 for the twelve months ended December 31, 2006 as compared to $50,000 for the comparable period ended December 31, 2005.

The increase in net assets during the twelve months ended December 31, 2007 was primarily attributable to the increase in the value assigned to Neuralstem stock, and a reduction in current liabilities of $428,107. The reduction in current liabilities was primarily due to decreases in a dividend payable and contingent litigation fees that more than offset an increase in notes payable to an officer/principal shareholder of the Company.

The Company's financial condition is dependent on a number of factors including the ability of each portfolio company to effectuate its respective strategies with the Company's help. These businesses are frequently thinly capitalized, unproven, small companies that may lack management depth, and may be dependent on new or commercially unproven technologies, and may have no operating history.

Result of Operations for the twelve month periods ending December 31, 2007 and 2006

Investment Income

We anticipate generating revenue in the form of capital gains or losses on equity securities that we acquire in portfolio companies and subsequently sell. Potentially, we also anticipate receiving dividend income on any common or preferred stock that we own should a dividend be declared.

Investment Income for the twelve months ended December 31, 2007 and 2006 was $0 and $0, respectively.

Operating Expenses

Our operating expenses consist mostly of fees paid to outside attorneys, consultants, and accountants in connection with the advisory services we provide our clients and to a lesser extent for general overhead.

For the twelve months ended December 31, 2007, operating expenses were $445,596 compared to $779,206 for the twelve month period ended December 31, 2006. The decrease of $333,610 for the twelve month period ended December 31, 2007 as compared to the comparable period of 2006 is primarily attributable to decreases in professional service fees and stock options, as well as the elimination of the reserve for anticipated litigation fees.

We anticipate that operational expenses will increase upon the addition of more companies to our portfolio.

Net Investment Income/Loss

For the twelve months ending December 31, 2007, net investment loss was $436,396 compared to $780,006 for the comparable period ended December 31, 2006. The 2007 amount consisted primarily of professional services and consulting fees and general overhead. The decrease of $343,610 in the twelve month period ending December 31, 2007 as compared to the comparable period ended December 31, 2006 is primarily attributable to the factors discussed above.

We anticipate our net investment loss will increase upon the addition of more companies to our portfolio, and as we hold the securities of our portfolio companies for long term capital growth.

Result of Operations for the twelve month periods ending December 31, 2006 and 2005

Investment Income

Investment Income for the twelve months ended December 31, 2006 and 2005 was $0 and $0, respectively.

Operating Expenses

For the twelve months ended December 31, 2006, operating expenses were $779,206 compared to $220,418 for the twelve month period ended December 31, 2005. The increase of $558,788 for the twelve month period ended December 31, 2006 as compared to the comparable period of 2005 is primarily attributable to increases in professional service fees, stock option expenses and general and administrative expenses stemming from increased activity in managing our portfolio companies, as well as an increase in the reserve for anticipated litigation fees.

Net Investment Income/Loss

For the twelve months ending December 31, 2006, net investment loss was $780,006 compared to $222,060 for the comparable period ended December 31, 2005. The 2006 amount consisted primarily of professional services and consulting fees and general overhead. The increase of $557,946 in the twelve month period ending December 31, 2006 as compared to the comparable period ended December 31, 2007 is primarily attributable to the factors discussed above.

Liquidity and Capital Resources

At December 31, 2007, we had approximately $3,675,270 in liquid and semi liquid assets consisting of: (i) $64,262 in cash; and (ii) $3,611,008 in saleable marketable securities.

For the twelve month period ended December 31, 2007, we satisfied our working capital needs from: (i) cash on hand at the beginning of the period; (ii) the sale of marketable securities in the amount of $67,250, (iii) an increase in a note payable to one of our officers in the amount of $413,500 and (iv) an increase in accounts payable/accrued expenses of $195,957. As of December 31, 2007 the Company had a Net Asset Value of $2,424,900.

As of December 31, 2007, the aggregate outstanding balance under the officer loan is $650,794. Such loan is a demand loan and secured by a pledge of 600,000 shares of Neuralstem (“Collateral Shares”) currently owned by the Company. In the event the note holder made a demand for repayment, the Company’s working capital would be insufficient for such repayment. In such event, the Company would be required to either: (i) sell shares of Neuralstem which it currently owns; or (ii) default on the obligation whereby the note holder would have the right to receive the Collateral Shares in order to satisfy the outstanding balance.

From inception, the Company has relied on the infusion of capital through capital share transactions and loans. The Company plans to either: (i) dispose of its current portfolio securities to meet operational needs; or (ii) borrow against such securities via a traditional margin account or other such credit facility. Any such dispositions may have to be made at inopportune times and there is no assurance that, in light of the lack of liquidity in such shares, they could be sold at all, or if sold, could bring values approximating the estimates of fair value set forth in the Company financial statements. Additionally, in the event the Company enters into a margin agreement with regard to any portfolio securities, a decrease in their market value may result in a liquidation of such securities which could greatly depress the value of such securities in the market. The Company's current monthly cash burn rate is approximately $30,000. Because our revenues, if generated, tend to be in the form of portfolio securities, such revenues are not of a type capable of being used to satisfy the Company's ongoing monthly expenses. Consequently, for us to be able to avoid having to defer expenses or sell portfolio companies' securities to raise cash to pay operating expenses we are constantly seeking to secure adequate funding under acceptable terms. There is no assurance that the Company will be able to do so. Further, if the Company is unable to secure adequate funding under acceptable terms, there is substantial doubt that the Company can continue as a going concern.

Contractual Obligations

	Total	Less than 1 year	1-3 years	3-5 years	More than 5 years
Long Term Debt Obligations	$650,794	$650,794
Total	$650,794	$650,794

 FOR THE QUARTER ENDED SEPTEMBER 30, 2008

The following information should be read in conjunction with the financial statements and notes thereto appearing elsewhere in the Company's Form 10-Q for the quarter ended September 30, 2008, as filed with the SEC.

Portfolio Investments

During the nine months ended September 30, 2008, we did not add any companies to our portfolio. Our portfolio valued at a discount from fair market value is as follows:

Regal One Corporation Portfolio Investments

                                                                                                                 Value of Investments

     Name of Company                              Investment                          as of September 30, 2008

Neuralstem, Inc. (OTCBB: CUR)       Common Stock                                    $789,668

Neuralstem, Inc.                                       Warrants                                             50,000

Neuralstem, Inc. ("Neuralstem") is a life sciences company focused on the development and commercialization of treatments based on transplanting human neural stem cells. At present, Neuralstem is pre-revenue and has not yet undertaken any clinical trials with regard to their technology.

Neuralstem has developed and maintains a portfolio of patents and patent applications that form the proprietary base for their research and development efforts in the area of neural stem cell research. Neuralstem, Inc. has ownership or exclusive licensing of four issued patents and 13 patent pending applications in the field of regenerative medicine and related technologies.

The field in which Neuralstem focuses on is young and emerging. There can be no assurances that their intellectual property portfolio will ultimately produce viable commercialized products and processes. Even if they are able to produce a commercially viable product, there are strong competitors in this field and their product may not be able to successfully compete against them.

As of September 30, 2008, the Company holds 655,000 shares of Neuralstem, Inc. common stock and warrants to purchase an additional 1,000,000 shares of common stock at a price of $5.00 per share.

American Stem Cell Corporation

American Stem Cell Corporation ("ASCC") is a private development stage company with plans to acquire stem cell companies and technologies. In January of 2006, we were notified that ASC's expected acquisition of its initial stem cell company had failed. We understand that ASCC is still searching for a business to acquire, but has limited resources and no firm plans.

As of September 30, 2008, we hold 1,000,000 shares of ASCC common stock. For purposes of portfolio valuation, our investment committee has valued the investment at $0.00 because the stock has no market value and is no longer listed as an investment asset.

Employees

We have one part-time employee. We expect to use independent consultants, attorneys, and accountants as necessary and we do not anticipate a need to engage any additional full-time employees as long as business needs are being identified and evaluated. The need for employees and their availability will be addressed in connection with a decision concerning whether or not to acquire or participate in a specific business venture.

Compliance with BDC Reporting Requirements

The Board of Directors of the Company, comprising a majority of Independent Directors, adopted in March 2006 a number of resolutions, codes and charters to complete compliance with BDC operating requirements prior to reporting as a BDC.  These include establishing Board committees for Audit, Nominating, Compensation, Investment, and Corporate Governance, and adopting a Code of Ethics, an Audit Committee Charter and an Investment Committee Charter.

Code of Ethics: The Code of Ethics in general prohibits any officer, director or advisory person (collectively, "Access Person") of the Company from acquiring any interest in any security which the Company (i) is considering a purchase or sale thereof,  (ii) is being purchased or sold by the Company, or (iii) is being sold short by the Company.  The Access Person is required to advise the Company in writing of his or her acquisition or sale of any such security. The Company's Code of Ethics is posted on our website at www.regal1.com.

Audit Committee: The primary responsibility of the Audit Committee is to oversee the Company's financial reporting process on behalf of the Company's Board of Directors and report the result of its activities to the Board.  Such responsibilities shall include but not be limited to the selection, and if necessary, the replacement of the Company's independent auditors; the review and discussion with such independent auditors and the Company's internal audit department of (i) the overall scope and plans for the audit, (ii) the adequacy and effectiveness of the accounting and financial controls, including the Company's system to monitor and manage business risks, and legal and ethical programs, and (iii) the results of the annual audit, including the financial statements to be included  in  the  Company's  annual  report  on Form 10-K.

The Company's Audit and Compensation Committee is comprised of one director. We anticipate that additional board members will be admitted and will augment the current audit committee. At present, we do not have a qualified financial expert because we have not been able to identify and retain a qualified candidate.

Investment Committee: The Investment Committee shall have oversight responsibility with respect to reviewing and overseeing the Company's contemplated investments and portfolio companies on behalf of the Board and shall report the results of their activities to the Board.  Such Investment Committee shall (i) have the ultimate authority for and responsibility to evaluate and recommend investments, and (ii) review and discuss with management (a) the performance of portfolio companies, (b) the diversity and risk of the Company's investment portfolio, and, where appropriate, make recommendations respecting the role, divestiture or addition of portfolio investments and (c) all solicited and unsolicited offers to purchase portfolio company positions. The Company's Investment Committee Charter is filed as an exhibit to this Form 10-K.

Compliance with the Sarbanes-Oxley Act of 2002

The Sarbanes-Oxley Act of 2002 imposes a wide variety of new regulatory requirements on publicly held companies and their insiders including for example:

-

Our chief executive officer and chief financial officer must now certify the accuracy of the financial statements contained in our periodic reports;

-

Periodic reports must disclose our conclusions about the effectiveness of our controls and procedures;

-

Our periodic reports must disclose whether there were significant changes in our internal controls or in other factors that could  significantly affect these controls subsequent to the date of their evaluation, including any corrective actions with regard to significant deficiencies and material weaknesses; and

-

The Company may not make any loan to any director or executive officer and we may not materially modify any existing loans.

The Sarbanes-Oxley Act required us to review our current policies and procedures to determine whether we comply with the Sarbanes-Oxley Act and the new regulations promulgated within the regulations stated in the SOX Act of 2002.  We will continue to monitor our compliance with all future regulations that are adopted under the Sarbanes-Oxley Act and will take actions necessary to ensure that we are in compliance therewith.

Financial Condition Overview

The Company's total assets were $927,476 and its net assets were $919,029 at September 30, 2008, compared to $3,737,770 and $2,424,900, respectively, for the period at December 31, 2007.

The changes in total assets during the nine months ended September 30, 2008 were primarily attributable to a decrease in unrealized appreciation in marketable securities of $2,799,621 and impairment of investments of $12,500 offset by a realized gain of $1,356,137 and a loss of ($29,123) on investment operations. The Company's unrealized appreciation (depreciation) varies significantly from period to period as a result of the wide fluctuations in value of the Company's portfolio securities and the number of shares owned.

The changes in net assets during the nine months ended September 30, 2008 were attributable to the net operating loss from operations for the period of ($29,123), the changes in investment value arising from a $1,356,137 realized gain on sale of investments, the $2,799,621 unrealized loss on the portfolio valuation and impairment of investments of $12,500, interest expense of $20,794 and $30 interest income.

The Company's financial condition is dependent on a number of factors including the ability of each portfolio company to effectuate its respective strategies with the Company's help. These businesses are frequently thinly capitalized, unproven, small companies that may lack management depth, and may be dependent on new or commercially unproven technologies, and which may have little or no operating history.

Result of Operations for the nine month period ending September 30, 2008 vs. 2007.

Operating Expenses

For the nine months ended September 30, 2008, operating expenses were $208,696 compared to $291,605 for the comparable period of 2007. The decrease for the nine month period ending September 30, 2008 compared to the comparable period of 2007 is primarily attributed to no Litigation Settlement expense ($45,000) and decreased General and Administrative Expenses ($84,104) offset by a $46,195 increase for Professional Services expenses.

Net Investment Income/ (Loss)

For the nine months ending September 30, 2008, our net investment loss after taxes was $29,123 compared to a loss of $282,405 for the comparable period in 2007. The net change gain of $253,282 in the nine month period ending

September 30, 2008 as compared to the comparable period ended September 30, 2007 was attributable to the factors discussed above and an $180,373 gain on settlements of various payables.

Other increases (decreases) in net assets from investments

For the nine months ended September 30, 2008, net assets increased from the proceeds from the Net Realized Gain on the sale of portfolio securities of $1,356,137 compared to a gain of $2,083 for the comparable period in 2007. Refer to the Statements of Operations schedule F-5.

Liquidity and Capital Resources

At September 30, 2008, we had approximately $877,476 in liquid and semi-liquid assets consisting of $87,808 in cash; and $789,668 in saleable marketable securities discounted from their fair market value by 28%, as determined by the management of the Company and its Board of Directors.

For the nine month period ended September 30, 2008, we primarily satisfied our working capital needs from: (i) cash on hand at the beginning of the period, (ii) the sale of marketable securities in the gross amount of $1,384,994, (iii) loans from officers and repayment in full in the amount of $135,628 and (iv) borrowing from our brokerage margin account loan. Working capital expenditures included: i) a decrease in a note payable and interest due to one of our officers in the amount of $650,794, (ii) payment of accounts payable/accrued expenses of $113,500 and (iii) net payments due to other stockholders of $367,025 for the nine months ended September 30, 2008. The Company established a collateralized loan account with a securities broker/dealer that as of September 30, 2008 held 600,000 shares of Regal's Neuralstem stock.  During the nine months ended September 30, 2008, Regal received loans in the amount of $450,000 under this margin account, and repaid $450,000 of that amount, with neither amount reflecting small interest amounts. No additional loans were required during the third quarter of 2008.

From inception, the Company has relied on the infusion of capital through capital share transactions and loans. The Company plans to either: (i) dispose of its current portfolio securities to meet operational needs; or (ii) borrow against such securities via a traditional margin account or other such credit facility. Any such dispositions may have to be made at inopportune times and there is no assurance that, in light of the lack of liquidity in such shares, they could be sold at all, or if sold, could bring values approximating the estimates of fair value set forth in the Company financial statements. Additionally, when the Company enters into a margin agreement loan using its portfolio securities as collateral, a decrease in their market value may result in a liquidation of such securities which could greatly depress the value of such securities in the market. The Company's average current monthly cash operating expense is approximately $37,000. Because our revenues, if generated, tend to be in the form of portfolio securities, such revenues are not normally of a type capable of being liquidated to satisfy the Company's ongoing monthly expenses. Consequently, for us to be able to avoid having to defer expenses or sell portfolio companies' securities to raise cash to pay operating expenses, we are constantly seeking to secure adequate funding under acceptable terms.

Changes in and Disagreements with Accountants on Accounting and Financial Disclosure

None.

QUANTITATIVE AND QUALITATIVE

DISCLOSURES ABOUT MARKET RISK

Our business activities contain high elements of risk. The Company considers a principal type of market risk to be a valuation risk. All assets are valued at fair value as determined in good faith by or under the direction of the Board of Directors (which is based, in part, on quoted market prices of similar investments).

Market prices of common equity securities in general, are subject to fluctuations which could cause the amount to be realized upon sale to differ significantly from the current reported value.  The fluctuations may result from perceived changes in the underlying economic characteristics of the Company's portfolio companies, the relative prices of alternative investments, general market conditions and supply and demand imbalances for a particular security

Neither the Company’s investments nor an investment in the Company is intended to constitute a balanced investment program. The Company will be subject to exposure in the public-market pricing and the risks inherent therein.

PARTICIPATION OF PRINCIPAL ACCOUNTANTS

AT SHAREHOLDER MEETING

The Company's principal accountant, De Joya Griffith & Company, LLC, are not expected to be at the security holders' meeting but will be available to respond to appropriate inquiries through the Company's management.

    14A Items 12 through 19 are inapplicable to this information statement.

    14A Item 20. Other Proposed Action.

The shareholders also voted to ratify retaining the services of De Joya Griffith & Company, LLC, an accounting firm certified with the Public Company Accounting Oversight Board, for the upcoming fiscal year.

    14A Item 21. Voting Procedures.

            Inapplicable to this information statement.

    14A Item 22. Information Required in Investment Company Proxy Statement.

            Inapplicable to this information statement.

FURTHER INFORMATION REQUIRED IN 14C INFORMATION STATEMENT

ITEM 2. Statement That Proxies Are Not Solicited

           WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

ITEM 3. Interest of Certain Persons in or Opposition to Matters to be Acted Upon.

        Not Applicable.

ITEM 4. Proposals by Security Holders

         No proposals in opposition to this proposal have been received by the Company.

ITEM 5. Delivery of Documents to Security Holders Sharing an Address.

        Each security holder will be sent a copy of this information statement, even if sharing an address with another security holder.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, Registrant has duly caused this Report to be signed on its behalf by the undersigned, thereunto duly authorized.

REGAL ONE CORPORATION

(Registrant)

By: /s/ Charles J. Newman

       Charles J. Newman, President

Dated:  February 5, 2009

MATERIAL INCORPORATED BY REFERENCE:

              Quarterly Report on Form 10-Q, filed November 13, 2008, for the period ending September 30, 2008.